Exhibit 4.13

AMENDMENT No. 3 dated as of June 25, 2004, to the Amended and Restated Credit Agreement dated as of January 23, 2003 (as amended, the “Credit Agreement”), among AMERICAN MEDIA OPERATIONS, INC. (the “Borrower”), AMERICAN MEDIA, INC. (“Holdings”), the Lenders party thereto, and JPMORGAN CHASE BANK, as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower has requested, and the undersigned Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that the Credit Agreement be amended as provided herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the text “and” and inserting a comma at the end of clause (g) of the definition of “Consolidated EBITDA” and (ii) immediately prior to the words “and minus” inserting the following text at the end of clause (h) of such definition:

and, (i) in the case of any period that includes any one or more of the fiscal quarters during the Borrower’s fiscal year ended March 31, 2004 and fiscal year ended March 31, 2005, the aggregate amount of nonrecurring charges relating to the relaunch of Star magazine and other existing titles and expenses relating to the launch of new magazine titles to the extent such charges and expenses were incurred during such quarters provided that (A) the aggregate amount of such charges and expenses shall not exceed $3,889,000 for the combined four fiscal quarters for the Borrower’s fiscal year ended March 31, 2004, (B) the aggregate amount of such charges and expenses shall not exceed $10,626,000 for the combined four fiscal quarters for the Borrower’s fiscal year ended March 31, 2005 and (C) this clause shall not apply for purposes of determining the Applicable Rate.

SECTION 2. Amendment to Section 6.12. Section 6.12 of the Credit Agreement is hereby amended by deleting the table and the proviso set forth therein and substituting in lieu thereof the following:

Period	Ratio
January 23, 2003 to and including September 30, 2003	6.25 to 1.00
October 1, 2003 to and including March 31, 2004	6.50 to 1.00
April 1, 2004 to and including March 31, 2005	6.95 to 1.00
April 1, 2005 to and including March 31, 2006	6.75 to 1.00
April 1, 2006 and thereafter	6.50 to 1.00

SECTION 3. Amendment to Section 6.14. Section 6.14 of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting in lieu thereof the following:

Period	Ratio
February 11, 2002 and thereafter	1.75 to 1.00

SECTION 4. Amendment to Section 9.04(b). Section 9.04(b) of the Credit Agreement is hereby amended as follows:

(a) by deleting the text “and” at the end of subclause (A) of Section 9.04(b)(i);

(b) by deleting the proviso in subclause (B) of Section 9.04(b)(i) and inserting the text “and” at the end of such subclause; and

(c) by inserting the text “(C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of the Term Loans.” as a new subclause C of Section 9.04(b)(i).

SECTION 5. Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by inserting the following new sections in the appropriate numerical order:

SECTION 9.15. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.16. Determination of Fiscal Periods. Any references in this Agreement to any fiscal period ending March 31, June 30, September 30 or December 31 of any year shall be deemed to refer to the fiscal period ending on or about such date. Any references in this Agreement to any fiscal period commencing April 1, July 1, October 1 or January 1 of any year shall be deemed to refer to the first day of the fiscal period immediately following the fiscal period ending on or about March 31, June 30, September 30 or December 31 of any such year.

SECTION 6. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on June 25, 2004, an amendment fee (the “Amendment Fee”) in an amount equal to 0.125% of the sum of such Lender’s Revolving Commitment and Term Loans outstanding on the date on which this Amendment becomes effective as provided in Section 8; provided that such Amendment Fee shall not be payable unless and until this Amendment becomes effective as provided in Section 8. The Amendment Fee shall be paid to the Administrative Agent on the date on which this Amendment becomes effective as provided in Section 8.

SECTION 7. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Immediately after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date hereof.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 8. Conditions to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of each of Holdings, the Borrower and the Required Lenders and (b) payment of all reasonable expenses of the Administrative Agent required to be paid or reimbursed by the Borrower pursuant to Section 12 of this Amendment and the Credit Agreement, in each case to the extent such expenses have been invoiced.

SECTION 9. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

SECTION 10. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 12. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 13. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

AMERICAN MEDIA OPERATIONS, INC.,

by
Name:
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AMERICAN MEDIA, INC.,

by
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JPMORGAN CHASE BANK, individually and as Administrative Agent,

by
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 3, DATED AS OF JUNE 25, 2004, IN RESPECT OF THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF JANUARY 23, 2003, AMONG AMERICAN MEDIA OPERATIONS, INC., AMERICAN MEDIA, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT.

Name of Institution:

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